SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

STEAKHOUSE PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23739	94-3248672
(State or Other Jurisdictional Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10200 Willow Creek Road	San Diego, California	92131
Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant's telephone number, including area code: (858) 689-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 1, 2006, Steakhouse Partners, Inc. (the “Company”) announced that it has entered into an Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated March 1, 2006 (the “Merger Agreement”) by and among the Company, RGI Acquisition Corp, a wholly owned subsidiary of the Company (“Merger Sub”), and Roadhouse Grill, Inc. (“Roadhouse”).

Under the terms of the Amendment, the parties agreed that either the Company or Roadhouse may terminate the Agreement and Plan of Merger, dated as of November 17, 2005 by and among the Company, Merger Sub, and Roadhouse if the merger of the Merger Sub with and into Roadhouse has not been consummated on or before 5:00 p.m. (E.S.T.) on March 6, 2006.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment. The Amendment is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit
10.24	Amendment No. 1 to the Agreement and Plan of Merger, dated March 1, 2006, by and among Steakhouse Partners, Inc., RGI Acquisition Corp. and Roadhouse Grill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEAKHOUSE PARTNERS, INC.

/s/ A. Stone Douglass ------------------------------------ Name: A Stone Douglass Title: President (Serving as principal executive officer) Dated: March 6, 2006